Exhibit 5.1

LEWIS AND ROCA - LLP - L A W Y E R S	3993 Howard Hughes Parkway Suite 600 Las Vegas, Nevada 89169-5996

Our File Number 53852-00001

December 21, 2012

FluoroPharma Medical, Inc.
8 Hillside Avenue, Suite 207
Montclair, New Jersey 07042

Re:           FluoroPharma Medical, Inc./Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special Nevada counsel to FluoroPharma Medical, Inc., a Nevada corporation (the “Company”), and are rendering these opinions in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (“Securities Act”), of up to 6,475,750 shares (the “Shares”) of the Company’s Common Stock, $0.001 par value (the “Common Stock”), that may be issued pursuant to the Company’s 2011 Equity Incentive Plan (the “Plan”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) Articles of Incorporation of the Company, as filed with the Secretary of State of Nevada on January 25, 2007, as amended by the Certificate of Amendment filed with the Secretary of State of Nevada on February 11, 2011; (iii) the Amended and Restated Bylaws of the Company; (iv) the Plan; (v) a specimen certificate representing the Common Stock; (vi) certain resolutions of the Board of Directors of the Company relating to the adoption of the Plan, the registration under the Securities Act of the Shares to be issued under the Plan, and such other matters as relevant; and (vii) certain resolutions of the stockholders of the Company approving the Plan.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies.  We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

In rendering the opinions set forth below, we have also assumed that, at or prior to the time of issuance and delivery the Shares will be registered by the transfer agent and registrar of such Shares.  We have also assumed that (i) the Company will keep reserved a sufficient number of shares of its Common Stock to satisfy its obligations for issuances of Shares under the Plan, (ii) upon issuance of any of the Shares, the total number of shares of the Company’s Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue, and (iii) each stock grant, stock option, or other security exercisable or exchangeable for a Share under the Plan has been, or will be, duly authorized, validly granted, and duly exercised or exchanged in accordance with the terms of the Plan, at the time of any grant of a Share or exercise of such stock option or other security under the Plan.

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Phoenix    ●    Tucson    ●    Las Vegas    ●    Reno    ●    Albuquerque
www.lewisandroca.com

Based on such examination, we are of the opinion that (i) the Shares that have been or may be issued under the Plan are duly authorized shares of the Company’s Common Stock, and (ii) if, as, and when issued against receipt of the consideration therefor in accordance with the provisions of the Plan and in accordance with the Registration Statement, the Shares will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws).  We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale or resale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in such Registration Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Lewis and Roca LLP

Lewis and Roca LLP

Phoenix    ●    Tucson    ●    Las Vegas    ●    Reno    ●    Albuquerque
www.lewisandroca.com